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                                RYMER FOODS INC.

                                       AND

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                 --------------

                  SUPPLEMENT NO. 1 DATED AS OF FEBRUARY 8, 1996

                                       TO

                                    INDENTURE

                            Dated as of April 7, 1993

                                  -------------

                            11% Senior Notes due 2000


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          THIS SUPPLEMENT NO. 1, dated as of February 8, 1996, amends that certain INDENTURE, dated as of the 7th day of April, 1993 (the "Indenture"), between Rymer Foods Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company") and Continental Stock Transfer & Trust Company, a New York corporation (hereinafter sometimes referred to as the "Trustee").

                                   WITNESSETH:
                                   - - - - - -

          WHEREAS, for its lawful corporate purposes, pursuant to the Indenture, the Company has duly authorized an issue of its 11% Senior Notes due 2000 (hereinafter referred to as the "Notes"), of which there are approximately $19,764,970 aggregate principal amount outstanding as of the date hereof (Including Secondary Notes).

          WHEREAS, the holders of record in excess of a majority of the outstanding Notes have requested that the Trustee amend and modify the Indenture in respects hereinafter set forth and have consented to this Supplement No. 1 have requested that the Trustee enter into the same pursuant to the annexed consent and direction.

          NOW, THEREFORE, it is agreed as follows:

          1. Section 1.01 of the indenture is modified by adding the following defined term to such Section after the definition of "Responsible Officer" therein contained.

     "Rymer Affiliate Debt" means (i) amy Debt owed to Barry Rymer arising under or in respect of an Amended and Restated Contractual Agreement, dated December 1, 1992, between Rymer Foods Inc, and Barry Rymer ( and any and all guarantees thereof by any Subsidiary of the Company) in the principal amount of $124,000, plus accrued interest thereon and (ii) and Debt owed to Jeffrey Rymer arising under or in respect of an Amended and Restated Contractual Agreement, dated October 13, 1992, between Rymer Foods inc, and Jeffrey Rymer (and any and all guarantees thereof by any Subsidiary of the Company) in the principal amount of $131,000 plus accrued interest thereon.

          2. Section 7.01 (e) of the Indenture is amended and restated in its endrety to read as follows:

          (e) the continuance of any default, whether or not in respect of payment, with respect to amy Debt of the Company or any Subsidiary of the Company of the type specified in clauses (i), (ii), (iii) and (iv) of the definition of Debt (other than a default under the Rymer Affiliate Debt and other than any cross-defaults under any other Debt that arises by reason of a default under the Rymer Affiliate Debt and other than any cross-defaults under any other Debt that arises by reason of a default under the Rymer Affiliate Debt, which are excluded from the operation of this clause (a)) after the expiration of any applicable period of grace or opportunity to cure, including, without limitation, under either of the Replacement Credit
     Agreements: or


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          IN WITNESS WHEREOF, Rymer Foods Inc, has caused this Indenture to be signed and acknowledged by its Chairman of the Board, President or one of its Vice Presidents and Continental Stock Transfer & Trust Company has caused this Indenture to be signed and acknowledged by one of its officers, all as of the day and year first written above.

                                             RYMER FOODS INC,


                                             By: /s/
                                                    ------------------------
                                             Title:
                                                    ------------------------

                                             CONTINENTAL STOCK TRANSFER & TRUST
                                               COMPANY

                                             By:  /s/
                                                  ----------------------------

                                             Title:  Vice President
                                                     -------------------------




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